Stockholder contact:	Kevin Howley 617-385-9517 kevin.howley@columbiathreadneedle.com

Media contact:	Elizabeth Kennedy 617-897-9394 liz.kennedy@ampf.com

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

ANNOUNCES RECORD AND MEETING DATES FOR

9th ANNUAL MEETING OF STOCKHOLDERS

Boston, MA, December 13, 2018 — The Board of Directors (the Board) of Columbia Seligman Premium Technology Growth Fund, Inc. (the Fund) (NYSE: STK) announced today that the Fund’s 9th annual meeting of stockholders will be held on April 16, 2019 (the “Annual Meeting”), and the close of business on February 26, 2019 has been fixed by the Board as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Further details relating to the Annual Meeting, including proposals, as well as additional details of the Annual Meeting place and time, will be described in a notice of Annual Meeting and proxy statement that the Fund intends to file with the Securities and Exchange Commission.

The Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR Database. You should read these reports and other filings carefully before investing. For more information, please call 1-800-345-6611 or visit columbiathreadneedleus.com.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

© 2018 Columbia Management Investment Advisers, LLC. All rights reserved.

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